Exhibit 10.2

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$8,467,000.00	04-28-2020	04-28-2022	6783470851	04A0 / 999		48486

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Borrower:	KONA GRILL ACQUISITION, LLC	Lender:	BBVA USA
	1624 MARKET ST		SBA PPP CO
	DENVER, CO 80202		999 18TH ST SUITE 2800
DENVER, CO 80202
8002391996

Principal Amount: $8,467,000.00	Date of Note: April 28, 2020

PROMISE TO PAY. KONA GRILL ACQUISITION, LLC ("Borrower") promises to pay to BBVA USA ("Lender"), or order, in lawful money of the United States of America, the principal amount of Eight Million Four Hundred Sixty-seven Thousand & 00/100 Dollars ($8,467,000.00), together with interest on the unpaid principal balance from April 28, 2020, calculated as described in the "INTEREST CALCULATION METHOD" paragraph using an interest rate of 1.000% per annum based on a year of 360 days, until paid in full. The interest rate may change under the terms and conditions of the "INTEREST AFTER DEFAULT" section.

PAYMENT. Borrower will pay this loan in 18 payments of $476,582.42 each payment. Borrower's first payment is due November 28, 2020, and all subsequent payments are due on the same day of each month after that. Borrower's final payment will be due on April 28, 2022, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to interest, then to any fees or amounts for additional products or services you obtain in connection with this loan (such as debt cancellation/suspension protection, credit insurance, warranty coverage, etc.) that are payable with or as part of your payment, then to principal due, then to any unpaid collection costs and other charges due under this Note, with any remaining amount to the outstanding principal balance. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Note.

TRANSACTIONS WITH AFFILIATES. Borrower shall not directly or indirectly (including through its parent company(ies), subsidiary(ies), or affiliate(s)) transfer any proceeds of the Loan to, nor use them for the benefit of, a Bank Affiliate, including using any of the proceeds of the Loan to make any payment on (or with respect to) any loan or other debt from any Bank Affiliate. Borrower may request a list of Bank Affiliates, which is updated on a quarterly basis, from the Bank by contacting its relationship manager. The term "Bank Affiliate" means any entity (1) that is directly or indirectly (including ownership through a trust and beneficial ownership), controlling, controlled by, or under common control with Lender (such an entity a "Control Entity"), (2) in which a majority of its directors, trustees, or general partners (or individuals exercising similar functions) constitute a majority of the persons holding any such office with Lender or a Control Entity, (3) that is sponsored and advised on a contractual basis by Lender or another Bank Affiliate, or (4) that is an investment fund for which Lender or any other Bank Affiliate serves as an investment adviser. Ownership of fifteen percent (15%) or more of the ownership interest in an entity shall be deemed control of the entity, and each general partner shall be deemed to have control over a partnership.

To the extent the proceeds of this Loan will be used to purchase securities (regardless of whether such purchase is conducted through BBVA Securities Inc. or through another broker-dealer): (1) no securities of a Bank Affiliate (including those underwritten by a Bank Affiliate) shall be purchased during an issuance or underwriting period, or in a way that would transfer Loan proceeds to a Bank Affiliate; (2) no securities shall be purchased where a Bank Affiliate is selling them as principal (even in the open market); and (3) Borrower agrees to promptly notify Lender of any violation of this provision.

Failure to comply with the foregoing Transactions with Affiliates requirements at any time during the term of this Agreement, including renewals  and extensions thereof, shall be deemed a Default and subject to the default provisions and remedies available to Lender.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: BBVA USA, SBA PPP CO, 999 18TH ST SUITE 2800, DENVER, CO 80202.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $40.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, at Lender's option, and if permitted by applicable law, Lender may add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). Upon default, the interest rate on this Note shall be increased by 10.000 percentage points. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other  Defaults.   Borrower  fails to comply with or  to perform any other  term, obligation, covenant or  condition contained in this Note  or  in   any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower  or  any Grantor  defaults under  any loan,  extension  of credit,  security agreement,  purchase  or  sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false  or misleading at any time thereafter.

Death or Insolvency. The dissolution of Borrower (regardless of whether election to continue is made), any member withdraws from Borrower, or any other termination of Borrower's existence as a going business or the death of any member, the insolvency of Borrower,   the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan.   This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party  of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Loan No: 6783470851	PROMISSORY NOTE (Continued)	Page 2

Insecurity. Lender in good faith believes itself insecure.

UNITED STATES SMALL BUSINESS ADMINISTRATION (SBA) GOVERNING LAW. When SBA is the holder, this Note will be interpreted and enforced under Federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any Federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt Federal law.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid  interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender the reasonable costs of such collection. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including without limitation attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender  and Borrower  hereby waive  the  right to any jury trial  in any action, proceeding, or  counterclaim  brought by either  Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Colorado without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Colorado.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $10.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account).  This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts.

COLLATERAL. This loan is unsecured.

AMENDMENTS. This Note constitutes the entire understanding and agreements of the parties as to the matters set forth in this Note. No alteration or amendment of this Note shall be effective unless given in writing and signed by the party or parties sought to be bound by the alteration or amendment.

SEVERABILITY. If a court of competent jurisdiction finds any provision of this Note to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Note. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Note shall not affect the legality, validity or enforceability of any other provision of this Note.

ADDITIONAL PROVISIONS. Notwithstanding any other provisions of this Note to the contrary: (a)Lender's Remedies. Lender also may exercise any and all remedies available to it. Lender's rights are cumulative and may be exercised together, separately, and in any order; (b)No Assignment. Borrower agrees not to assign any of Borrower's rights or obligations under this Note; (c)Prepayments. The terms "prepayment"  and "early payment" mean any payment that exceeds the combined amount of interest, principal due, and charges due as of the date Lender receives that payment.  The amount of this excess will be applied to the outstanding principal balance;(d)Final Payment.  Borrower agrees that,   if Borrower owes any late charges, collection costs or other amounts under this Note or any related documents, Borrower's final payment under this Note will include all of these amounts, as well as all unpaid principal and accrued interest;(e)Loan Fees. Borrower agrees that all loan fees and other prepaid finance charges are fully earned as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default).

ADDITIONAL EVENTS OF DEFAULT. Notwithstanding any other provisions herein to the contrary, each of the following also shall be an Event of Default hereunder:

(i)If the Borrower is an LLC, any change in the ownership of twenty-five percent (25%) or more of the membership interests in Borrower.

(ii)Any material adverse change in the financial condition of any guarantor.

BUSINESS PURPOSE. The Borrower agrees to use the proceeds of this Note or Credit Agreement solely for business purposes and not any personal, family or household purpose.

JURISDICTION. Any legal action or proceeding brought by Lender or Borrower against the other arising out of or relating to the loan evidenced by this instrument (a "Proceeding") shall be instituted in the federal court for or the state court sitting in the county where Lender's office that made this loan is located. With respect to any Proceeding, each Borrower, to the fullest extent permitted by law: (i) waives any objections that Borrower may now or hereafter have based on venue and/or forum non conveniens of any Proceeding in such court; and (ii) irrevocably submits to the jurisdiction of any such court in any Proceeding. Notwithstanding anything to the contrary herein, Lender may commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction if determined by Lender to be necessary in order to fully enforce or exercise any right or remedy of Lender relating to this loan, including without limitation, realization upon collateral that secures this loan.

OTHER COLLATERAL. Collateral securing other loans with Lender may also secure this loan.  To the extent collateral previously has been given   to lender by any person which may secure this loan, whether directly or indirectly, it is specifically agreed that, to the extent prohibited by law, all such collateral consisting of household goods will not secure this loan. In addition, if any collateral requires the giving of a right of rescission  under Truth in Lending for this loan, such collateral also will not secure this loan unless and until all required notices of that right have been given.

CHANGE IN INITIAL INTEREST RATE. If this Note evidences an extension of credit with a variable rate and an initial or a current interest rate or index is stated, the initial or current rate or index stated on the Note may differ from the actual rate or index due to changes in the rate or index   before closing.

CONSTRUCTION OF DOCUMENTS. In the event of any conflict within the provisions of this Note or between this Note and any other document referred to or executed in connection with this Note, and notwithstanding any other provision to the contrary in any of the foregoing, the provisions most favorable to Lender shall control.  The parties hereto agree and acknowledge that no rule of construction permitting or requiring   any claimed ambiguities to be resolved against the drafting party shall be employed in the interpretation of this Note or any of the other documents referred to or executed in connection with this Note.

ERRORS AND OMISSIONS. I agree that if deemed necessary by Lender or any agent closing the loan evidenced by this Note ("the Loan"), Lender or the agent may correct and adjust this Note and any other documents executed in connection with the Loan ("Related Documents") on my behalf, as if I were making the correction or adjustment, in order to correct clerical errors. A clerical error is information in a document that is missing or that does not reflect accurately my agreement with Lender at the time the document was executed. If any such clerical errors are material changes, I agree to fully cooperate in correcting such errors within 30 days of the date of mailing by Lender of a request to do that. Any change in the documents after they are signed to reflect a change in the agreement of the parties is an "alteration" or "amendment," which must be in writing and signed by the party who will be bound by the change.

MINIMUM INTEREST RATE. Notwithstanding anything to the contrary contained in your note, credit agreement or other instrument (the "Note") your interest rate or Periodic Rate, will never be lower than the legal minimum interest rate or floor as described in your Note. If your Note provides for a variable rate tied to an index plus a margin, that rate may, at times, total an amount less than the Minimum Interest Rate. In such case your interest rate or Periodic Rate will be the stated Minimum Interest Rate. In the event that the sum of the Index plus the margin is greater than the Minimum Interest Rate, then this higher rate shall be the interest rate or Periodic Rate charged on your Note.

REINSTATEMENT OF MINIMUM INTEREST RATE OR INDEX. If the Note provides for a minimum interest rate or minimum interest rate index (sometimes referred to as the 'floor'), and such minimum interest rate or minimum interest rate index is waived or removed in conjunction with Borrower entering into an interest rate swap transaction, such minimum interest rate shall automatically be reinstated if, and at the time, the interest rate swap transaction is canceled or terminated for any reason.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or

Loan No: 6783470851	PROMISSORY NOTE (Continued)	Page 3

endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

KONA GRILL ACQUISITION, LLC

By:	/s/ Tyler Loy
TYLER LOY, OFFICER of KONA GRILL ACQUISITION, LLC